This presentation, including the oral and written comments, contains forward-looking statements.  Forward-
looking statements provide current expectations or forecasts of future events and are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date.
The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties.  Although management believes the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements.  Risks and uncertainties that could cause actual results to differ materially include, without limitation, changes in interest rates; failure of the Indiana and/or national economies to continue to improve;
failure to attract and retain a sufficient amount of deposits; delay in or inability to execute strategic initiatives designed to grow revenues and/or reduce expenses; the retention of key employees and customers; new or existing litigation; losses, customer bankruptcy, claims and assessments; new legal obligations or restrictions;
and changes in accounting, tax, or regulatory practices or requirements.  Additional information concerning factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements is available in the corporation’s annual Report on Form 10-K for the year-ended December 31,
2004, and subsequent filings with the United Stated Securities and Exchange Commission (SEC).  Copies of
these filings are available at no cost on the SEC’s Web site at http://www.sec.gov or on the corporation’s web site at http://www.FirstIndiana.com.  Management may elect to update forward-looking statements at some future point; however, it specifically disclaims any obligation to do so.

Forward-Looking Statement

Quick Facts

30 banking centers

$1.9 billion in assets

$1.5 billion in loans

$1.4 billion in deposits

34% non-interest income to operating
revenue

7.57% tangible capital/tangible assets

At June 30, 2005

Indianapolis — A Market of
Opportunity

Deposits in market

$26 billion

CAGR of 6.49% from 2000 to 2004

First Indiana Bank’s market share of 6%
offers tremendous growth potential

Indianapolis — Prime
Market

12th largest city in the U.S.

29th largest metropolitan area in the
U.S.

Most centrally located city of the top
100 markets in the U.S. and is served
by more segments of interstate
highway (7).

Indianapolis — Growth
Potential

Projected Growth 2004-2009

3.52%

6.88%

Total
households

11.72%

13.41%

Average income
growth

2.84%

6.65%

Population
growth

United States

Indianapolis

Source: SNL Financial/Claritas

Evolution of FINB

1915
founded

as Ashland
Savings
and Loan

1983 First
Indiana
Federal
Savings
Bank

1985
Trading
on
Nasdaq

2000
Acquired
SOMR

2003 Acquired
MetroBanCorp

2001
National
bank
charter

2004 New CEO

2004 Out of
State Office Sale

2004 Sale
of SOMR

2004 Cost
Reduction

2004 Self
Tender

1934 becomes
First Federal
Savings and
Loan
Association

2005 Loan
Servicing
Sale

2005 Priorities

Emphasize revenue growth

Achieve executional excellence

Focus on our best opportunities

Central Indiana

Higher P/E businesses

Growth Strategies

Take advantage of market opportunity with
community bank model

Strong relationship orientation

Local decision-making

Strong sales culture and reward system

Earnings growth focus on

Increasing loan growth

Emphasis on core deposits

Optimize fee income

Maintaining cost containment culture

Taking Advantage of
Market Opportunities

Largest bank headquartered in
Indianapolis

Local decision-making in a market
where it’s valued

Businesses have access to top
executives

Financial Metrics

Earnings growth 10+% per year

Core deposit growth 6+% per year

Loan growth of 6+% per year

Maintain Mergent Dividend Achiever
growth level

2000
32%
42%
26%
Commercial
Residential
Consumer

2004
35%
47%
19%
Commercial
Residential
Consumer

Loans

Redesigned balance sheet to

Balance risk

Credit

Option

Improve risk adjusted yield

(Dollars in Thousands)

$500,000
$400,000
$300,000
$200,000
$100,000
$0

	2000	2001	2002	2003	2004
Demand	$239,487	$305,198	$360,140	$453,164	$455,114
Savings	$375,331	$447,832	$398,752	$400,804	$463,679

Demand Savings

Core Deposits

Lower cost, stable funding
source

Total core deposits
CAGR=11%

Savings CAGR=5%

Checking CAGR =17%

(Dollars in Thousands)

$60,000
$50,000
$40,000
$30,000
$20,000
$10,000
$0

	2000	2001	2002	2003	2004	Q2-05
Reserves for loan losses	$33,578	$37,135	$44,469	$53,197	$53,172	$46,969
Non-performing Assets	$35,141	$46,803	$51,756	$38,882	$21,445	$13,151

Reserves for loan losses — Non-performing Assets

Credit Quality

269%

3.54%

2004

362%

103%

Allowance to NPL

3.09%

1.88%

Allowance to loans

Q2-05

2000

Well-reserved

Improving credit quality

7.00%
6.00%
5.00%
4.00%
3.00%
2.00%
1.00%
0.00%
4.00%
3.90%
3.80%
3.70%
3.60%
3.50%
3.40%
3.30%
3.20%
3.10%
3.00%
Fed Funds Rate
Net Interest Margin

	Q1'00	Q2'00	Q3'00	Q4'00	Q1'01	Q2'01	Q3'01	Q4'01	Q1'02	Q2'02	Q3'02	Q4'02	Q1'03	Q2'03	Q3'03	Q4'03	Q1'04	Q2'04	Q3'04	Q4'04	Q1'05	Q2'05
Fed Funds Rate	6.00	6.50	6.50	6.50	5.00	3.75	3.00	1.75	1.75	1.75	1.75	1.25	1.25	1.00	1.00	1.00	1.00	1.25	1.75	2.25	2.75	3.25
Net Interest Margin	3.93	3.89	3.91	3.88	3.82	3.73	3.74	3.46	3.58	3.76	3.88	3.68	3.73	3.86	3.62	3.55	3.50	3.37	3.69	3.66	3.77	3.89

Net Interest Margin

Improved margin as
rates rise

Asset sensitive
balance sheet

Net Interest
Margin

Fed Funds
Rate

(Dollars in Thousands)

$45,000
$40,000
$35,000
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
40%
35%
30%
25%
20%
15%
10%
5%
0%

	2000	2001	2002	2003	2004	June 2005 YTD Annualized
Other	$7,204	$7,598	$7,315	$4,324	$6,090	$3,056
Consumer	$5,050	$9,240	$8,423	$10,806	$10,476	$10,362
Trust Fees	$1,727	$2,284	$2,614	$3,028	$3,584	$3,668
Loan Fees	$3,367	$3,736	$2,723	$2,610	$3,039	$2,020
Deposit Charges	$6,238	$11,544	$14,963	$16,895	$17,246	$16,150
% of Revenue	23.27%	31.70%	33%	33%	37%	34%

Non-Interest Income

(Dollars in Thousands)

$25,000
$20,000
$15,000
$10,000
$5,000
$0
Q1'03
Q2'03
Q3'03
Q4'03
Q1'04
Q2'04
Q3'04
Q4'04
Q1'05
Q2 '05

	Q1'03	Q2'03	Q3'03	Q4'03	Q1'04	Q2'04	Q3'04	Q4'04	Q1'05	Q2 '05
Lease NPV+ Restricted Stock Market ADJ										940
Non-Interest Expense	$17,031	$16,990	$18,642	$20,094	$17,826	$17,606	$20,379	$15,667	$16,010	$16,023

Non-Interest Expense

Non-Interest Expense

Expense reduction plan in 2004
eliminated $4 million out of run rate

Still focused on expense containment

Capitalization

Peers*

3/31/05

FINB

6/30/05

10.06%

7.57%

9.22%

7.90%

Tangible Capital +
Reserves/Tangible Assets

7.00%

Tangible Equity/Tangible
Assets

8.66%

Equity/Assets

Self Tender of 11.0% of shares outstanding
in December 2004

Strong capital position

*$1-$10 billion US banks

Source: SNL

Experienced Management
Team

1

First Vice President, Treasury
Management/Private Banking

Stacy Flanigan

12

22

33

30

22

30

Years in the
Industry

Years at
FINB

Title

Name

1

First Vice President, Retail
Banking

Kenneth D. Hall

1

Senior Vice President, Corporate
Lending

Reagan K. Rick

2

Senior Vice President, Chief
Credit Officer

David L. Maraman

22

Senior Vice President, Consumer
Banking

David A. Lindsey

5

Senior Vice President and CFO

William J. Brunner

1

President and CEO

Robert H. Warrington

First Indiana Corporation

Strong market opportunity

Indianapolis

Prime location

Opportunity for growth

Focused strategy

Risk management

Strategic vision

Diversified balance sheet mix

Improved credit metrics

Strong reserves

Robust capital position

Experienced management team

Valuation

14.4x

15.5x

Price/2006 EPS Estimate

2.00%

2.43%

Dividend Yield

$0.72

Dividend

16.1x

17.7x

Price/2005 EPS Estimate

291%

298%

Price/Tangible Book

$ 29.67

Stock Price (6/30/05 close)

Peers*

FINB

*$1-$10 billion US banks

Source: SNL Financial

Contact Information

Robert H. Warrington

President and COO

First Indiana Bank

135 N. Pennsylvania Street

Suite 2800

Indianapolis, Indiana 46204

rhw@firstindiana.com

317-269-1306

William J. Brunner

CFO

First Indiana Bank

135 N. Pennsylvania Street

Suite 2800

Indianapolis, Indiana 46204

brunnerw@firstindiana.com

317-269-1614